CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-278806, 333-255410, 333-237673, 333-217001, 333-91294, 333-103328, 333-123509, 333-123510, 333-149929, 333-166125, 333-180332, 333-180333, 333-195498 and 333-214594) of Ciena Corporation of our report dated December 12, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
December 12, 2025